Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement, on Form S-1 of our report dated July 2, 1997 on the consolidated balance sheet of Pacific Aerospace & Electronics, Inc. as of May 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended May 31, 1997, which appear in the Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.


/s/ MOSS ADAMS LLP


Seattle, Washington
October 30, 1998